UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2025

JAKKS PACIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2951 28th Street, Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (424) 268-9444

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.001 par value	JAKK	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the successful completion of its recapitalization process that began in 2019, the Company has announced a planned restructuring of its Board of Directors, including the departure of the directors who were appointed to the Board as part of that process in 2019. A copy of the Company’s press release regarding the restructuring is filed herewith as an exhibit. By letter dated and received March 24, 2025, Matthew Winkler resigned from the Board, effective immediately prior to the shareholders meeting to be held in 2025 (the “Letter”). Mr. Winkler stated in the Letter that he did not have any dispute with the Company on any matter involving the Company’s operations, policies or practices. A copy of the Letter is filed herewith as an exhibit. On March 25, 2025, the Board approved the scheduling of the 2025 shareholders meeting for June 20, 2025, as noted below, and the nomination of two candidates to fill the two other director seats currently occupied by directors who were appointed in 2019 as part of the recapitalization process. The Board approved the nomination of Messrs. Jonathan R. Liebman and Jordan Moelis as candidates for election to Class II of the Board together with Alexander Shoghi, one of the current Class II directors, who would then constitute the three members of Class II. Mr. Liebman is the co-CEO and chair of Los Angeles, CA-based production and management company Brillstein Entertainment Partners, and is also part of the leadership team at Los Angeles, CA-based talent representation and marketing firm Wasserman Media Group LLC. Mr, Moelis is the Managing Partner of Deep Field Asset Management LLC, a private investment firm he founded in 2014. Additionally, he is Co-President of Brindle Capital LLC.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year.

In furtherance of the restructuring, on March 25, 2025, the Company’s Board of Directors determined that, effective with Mr. Winkler’s resignation from the Board of Directors (as disclosed above) the (i) the authorized number of directors constituting the whole Board shall be reduced from seven (7) to six (6), and (ii) that the number of directors in Class III of the Board shall be reduced to one (1). A copy of the revised bylaw is filed herewith as an exhibit.

Item 5.08. Shareholder Director Nominations.

On March 25, 2025, the Company’s Board of Directors, as noted above, determined that the Company’s 2025 Annual Meeting will be held on June 20, 2025, and the anticipated notification/mailing date to the shareholders will be approximately May 6, 2025. Accordingly, the date by which a nominating shareholder or nominating shareholder group must submit notice on Schedule 14N, required pursuant to Regulation 14n as promulgated under the Securities Exchange Act of 1934, is April 25, 2025.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
3	Amended Bylaw
17	Director Resignation Letter
99	Press Release
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: March 28, 2025
	By:	/s/ JOHN L. KIMBLE
John L. Kimble, CFO

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